UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2016

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, CNO Financial Group, Inc. (“CNO” or the “Company”) announced that Gary C. Bhojwani, age 48, has been named President of the Company, effective April 18, 2016. Mr. Bhojwani most recently served as a Member of the Board of Management at Allianz SE, Chairman of Allianz of America, Allianz Life Insurance Company, and Fireman’s Fund Insurance Company from 2012 to January 1, 2015. From 2007 to 2012, he served as President of Allianz Life Insurance Company of North America. From April 2015 until joining CNO, Mr. Bhojwani served as Chief Executive Officer of GCB, LLC, an insurance and financial services consulting company that he founded. He has been a director of Hormel Foods Corporation since 2014. Mr. Bhojwani succeeds Chief Business Officer Scott Perry, who has decided to pursue other opportunities. Mr. Perry’s resignation is effective April 11, 2016.

On April 11, 2016, the Company also announced that announced that Erik M. Helding, age 43, has been named Executive Vice President and Chief Financial Officer, effective April 11, 2016. Mr. Helding became Senior Vice President of Treasury & Investor Relations for CNO in 2012 and has overseen the financial operations of the Company on an interim basis after the resignation of his predecessor. Prior to 2012, he served as VP of Enterprise Financial Planning & Analysis. He joined CNO in 2004 as Director of Finance for Bankers Life and Colonial Penn. Prior to joining CNO, Mr. Helding held finance positions with GE Capital from 1999-2004.

The Company has entered into a three-year employment agreement with Mr. Bhojwani which provides that he will receive the following:

•	an annual salary of $750,000;

•	an annual target bonus opportunity under the Company’s pay-for-performance plan of 125% of his annual salary, with a maximum bonus of 250% of his annual salary;

•	an award of 234,000 shares of restricted stock, which shall vest in three equal annual installments beginning on the first anniversary of the grant;

•
a grant of options to purchase 90,600 of common stock, one-half of which shall vest on the second anniversary of the date of grant and one-half of which shall vest on the third anniversary of the date of grant; and

•	a payment of $750,000 upon establishing a residence in either Carmel, Indiana or Chicago, Illinois.

A copy of the Employment Agreement with Mr. Bhojwani is filed as Exhibit 10.1 to this Form 8-K, and a copy of the press release relating to his appointment is filed as Exhibit 99.1 to this Form 8-K. The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to such exhibits.

In addition, the Company has entered into a three-year employment agreement with Mr. Helding which provides that he will receive the following:

•	an annual salary of $400,000;

•	an annual target bonus opportunity under the Company’s pay-for-performance plan of 75% of his annual salary, with a maximum bonus of 150% of his annual salary;

•	an award of 12,000 shares of restricted stock, which shall vest on the third anniversary of the date of grant; and

•
a grant of options to purchase 36,300 of common stock, one-half of which shall vest on the second anniversary of the date of grant and one-half of which shall vest on the third anniversary of the date of grant.

A copy of the Employment Agreement with Mr. Helding is filed as Exhibit 10.2 to this Form 8-K, and a copy of the press release relating to his appointment is filed as Exhibit 99.1 to this Form 8-K. The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to such exhibits.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	Employment Agreement dated as of April 6, 2016 between CNO Financial Group, Inc. and Gary C. Bhojwani.
10.2	Employment Agreement dated as of April 8, 2016 between CNO Financial Group, Inc. and Erik M. Helding.
99.1	Press release of CNO Financial Group, Inc. dated April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: April 12, 2016
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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